UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

_________________

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

CONSUMER PORTFOLIO SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF

CONSUMER PORTFOLIO SERVICES, INC.

3800 Howard Hughes Parkway, Suite 1400, Las Vegas, Nevada 89169

Phone: 949-753-6800

The annual meeting of the shareholders of Consumer Portfolio Services, Inc. (the “Company”) will be held at 10:00 a.m., local time, on Tuesday, November 12, 2024, at the Company’s Nevada office at 3800 Howard Hughes Parkway, Suite 1400, Las Vegas, Nevada 89169, for the following purposes:

1.	To elect directors to the Company’s Board of Directors each for a one-year term.

2.	To ratify the appointment of Crowe LLP as the Company’s independent auditors for the fiscal year ending December 31, 2024.

3.	To approve an advisory resolution on executive compensation.

Shareholders will also transact such other business as may properly come before the Company’s 2024 annual meeting of shareholders. Only shareholders of record at the close of business on Wednesday, September 25, 2024 are entitled to notice of and to vote at the meeting.

Whether or not you expect to attend the meeting in person, please complete, date, and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time and, if you attend the meeting in person, your executed proxy will be returned to you upon request.

By Order of the Board of Directors

Brian Rayhill, Secretary

Dated: October 16, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 12, 2024.

The Proxy Statement and Annual Report to Shareholders for the fiscal year ended December 31, 2023 are available at www.consumerportfolio.com/AnnualMeeting2024.html.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE BY COMPLETING, SIGNING, DATING AND RETURNING THE PROXY CARD IN THE PRE-ADDRESSED RETURN ENVELOPE PROVIDED. IF GIVEN, YOU MAY REVOKE YOUR PROXY BY FOLLOWING THE INSTRUCTIONS IN THE PROXY STATEMENT.

CONSUMER PORTFOLIO SERVICES, INC.

3800 Howard Hughes Parkway, Suite 1400

Las Vegas, Nevada 89169

949-753-6800

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD NOVEMBER 12, 2024

__________

INTRODUCTION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Consumer Portfolio Services, Inc. (the “Company” or “CPS”) for use at the annual meeting of the shareholders and any adjournments or postponements thereof (the “Annual Meeting”) scheduled to be held at 10:00 A.M. local time on Tuesday, November 12, 2024 at the Company’s office at 3800 Howard Hughes Parkway, Suite 1400, Las Vegas, Nevada 89169.

All shares represented by properly executed proxies received in time will be voted at the Annual Meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications. Any shareholder who executes and returns a proxy may revoke it at any time prior to the voting of the proxy by giving written notice to the Secretary of the Company, by executing a later-dated proxy, or by attending the meeting and giving oral notice of revocation to the Secretary of the Company.

The Board has fixed the close of business on Wednesday, September 25, 2024, as the record date (“Record Date”) for determining the holders of outstanding shares of the Company’s Common Stock, without par value (“CPS Common Stock”) entitled to notice of, and to vote at the Annual Meeting. On that date, there were 20,701,654 shares of CPS Common Stock issued and outstanding. Each such share of CPS Common Stock is entitled to one vote on all matters to be voted upon at the meeting, except that holders of CPS Common Stock have the right to cumulative voting in the election of directors, as described herein under the heading “Voting of Shares.”

The notice of the Annual Meeting, this proxy statement and the form of proxy are first being mailed to shareholders of the Company on or about October 17, 2024. The Company will pay the expenses incurred in connection with the solicitation of proxies. The proxies are being solicited principally by mail. In addition, directors, officers and regular employees of the Company may solicit proxies personally or by telephone, for which they will receive no payment other than their regular compensation. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of CPS Common Stock and will reimburse such persons for their expenses so incurred.

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND ANNUAL MEETING

Q: WHAT IS THIS PROXY STATEMENT AND WHY AM I RECEIVING IT?

A: You are receiving this proxy statement in connection with an annual meeting of shareholders called by our Board in connection with soliciting shareholder votes for the purpose of (i) electing directors to the Board, each for a one-year term; (ii) ratifying the appointment of Crowe LLP as the Company’s independent auditors for the fiscal year ending December 31, 2024; and (iii) holding a non-binding vote on executive compensation, in each case, as more fully described in this proxy statement. Shareholders may also transact such other business as may properly come before the Annual Meeting. You have been sent this proxy statement and the enclosed proxy card because our Board is soliciting your proxy to vote at Annual Meeting called for the purpose of voting on the foregoing matters.

Q: WHAT INFORMATION IS CONTAINED IN THIS PROXY STATEMENT?

A: The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, compensation of our directors and most highly paid executive officers, and certain other required information.

Q: WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING, AND WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS?

A: The Board has fixed the close of business on September 25, 2024, as the Record Date for determining the holders of outstanding shares of CPS Common Stock entitled to notice of, and to vote at the Annual Meeting. On that date, there were 20,701,654 shares of CPS Common Stock issued and outstanding. Each such share of CPS Common Stock is entitled to one vote on all matters to be voted upon at the Annual Meeting, except that holders of CPS Common Stock have the right to cumulative voting in the election of directors, as described in this proxy statement under the heading “Voting of Shares.” In order to approve each proposal, a quorum (a majority of outstanding shares of CPS Common Stock) must be present and (other than with respect to election of directors) a majority of all of the votes cast on the proposal at the Annual Meeting must be cast in favor of the proposal, which favorable votes cast must exceed 25% of the outstanding shares. Directors are elected by plurality vote. Abstentions and broker non-votes will not be counted as “votes cast” and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

Q: HOW DOES THE BOARD RECOMMEND THAT I VOTE?

A: Our Board recommends that you vote

• “FOR” each of the nine nominees for election as directors (Proposal One)

• “FOR” the ratification of the appointment of Crowe LLP as the Company’s independent auditors for the fiscal year ending December 31, 2024 (Proposal Two)

• “FOR” the approval, by non-binding vote, of executive compensation (Proposal Three)

Q: HOW MAY I VOTE ON THE PROPOSALS IF I OWN SHARES IN MY OWN NAME?

A: If you own your shares in your own name, you may vote on the proposals presented in this proxy statement, whether or not you plan to attend the Annual Meeting, by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage-prepaid envelope. It is important that you vote your shares whether or not you attend the Annual Meeting in person. Any proxy that is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted “FOR” the election of the nominees for director named herein; “FOR” the ratification of the appointment of Crowe LLP as the Company’s independent auditors for the year ending December 31, 2024; “FOR” the approval, by non-binding vote, of executive compensation; and such proxy will also be deemed to grant discretionary authority to vote upon any other matters properly coming before the Annual Meeting.

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Q: HOW MAY I VOTE ON THE PROPOSALS IF MY SHARES ARE HELD IN “STREET NAME” BY MY BROKER, BANK OR OTHER NOMINEE?

A: If your shares are held in “street name” through a broker, bank or other nominee, under certain circumstances the nominee may vote your shares. Brokerage firms have authority to vote shares for which their customers do not provide voting instructions on certain “routine” matters. The ratification of an accounting firm is an example of a routine matter. If you do not provide voting instructions to your brokerage firm, the brokerage firm may either: (1) vote your shares on routine matters, or (2) leave your shares unvoted. We encourage you to provide instructions to your brokerage firm by signing and returning your proxy. This ensures your shares will be voted at the Annual Meeting. When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the Annual Meeting and determining the outcome of the vote on routine matters.

Q: CAN I CHANGE MY MIND AND REVOKE MY PROXY?

A: Yes. Any shareholder who executes and returns a proxy may revoke it at any time prior to the voting of the proxy by giving written notice to the Secretary of the Company, by executing a later-dated proxy, or by attending the meeting and giving oral notice of revocation to the Secretary of the Company.

Q: CAN I VOTE MY SHARES IN PERSON?

A: Yes. The Annual Meeting is open to all holders of CPS Common Stock as of the Record Date. To vote in person, you will need to attend the Annual Meeting and bring with you evidence of your stock ownership. If your shares are registered directly in your name, you will need to bring valid government-issued identification. If your shares are held in the name of your broker, bank or another nominee, you will need to obtain and bring with you a “legal proxy” from your broker, bank or nominee, and bring evidence of your stock ownership, together with valid identification.

Q: DO I HAVE DISSENTERS’ RIGHTS?

A: No. There are no “dissenters’ rights” applicable to any of the proposals presented in this proxy statement.

Q: WHO IS PAYING FOR THIS PROXY SOLICITATION?

A: Our Board is making this solicitation, and we will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communications by our directors, officers and regular employees, who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

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PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Nominations

The individuals named below have been nominated for election as directors of the Company at the Annual Meeting, and each has consented to be named in this proxy statement and agreed to serve as a director if elected. There are no family relationships among any of our directors, director nominees or executive officers. Except as described elsewhere in this proxy statement, there are no arrangements or understandings between any of our directors or executive officers and any other person pursuant to which any person was selected as a director or executive officer. Except as described elsewhere in this proxy statement, none of our directors, director nominees, executive officers or any of their associates has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting, other than elections to office. There are no material proceedings in which any of our directors, executive officers or affiliates of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, executive officer, affiliate of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

The Board is elected annually. Each director serves until the next annual meeting of shareholders and until his or her successors is duly elected and qualified. The names of the nominees, their principal occupations, and certain other information regarding them are set forth below.

Charles E. Bradley, Jr., 64, has been the Company’s Chief Executive Officer since January 1992, a director since the Company’s formation in March 1991, and was elected Chairman of the Board in July 2001. Prior to that he was President of the Company from March 1991 to December 2022. From April 1989 to November 1990, he served as Chief Operating Officer of Barnard and Company, a private investment firm. From September 1987 to March 1989, Mr. Bradley was an associate of The Harding Group, a private investment banking firm. Having been with the Company since its inception, Mr. Bradley brings comprehensive knowledge of the Company’s business, structure, history and culture to the Board and the Chairman position.

Stephen H. Deckoff, 58, has been a director of the Company since August 2022. Mr. Deckoff has been the Managing Principal of Black Diamond Capital Management, L.L.C. (“Black Diamond”), a privately held alternative asset management firm, since its founding in 1995. In that capacity, he is responsible for all portfolio management and business operations. Prior to 1995, Mr. Deckoff was a Senior Vice President of Kidder, Peabody & Co. Inc. (“Kidder”) and head of its Structured Finance Group. Prior to joining Kidder, Mr. Deckoff was a Managing Director in the Structured Finance Group at Bear Stearns & Co. (“Bear Stearns”), Inc. Before joining Bear Stearns, Mr. Deckoff worked in the Structured Finance Department of Chemical Securities, Inc. and the Fixed Income Research Department at Drexel Burnham Lambert. In June 2023, Mr. Deckoff joined the Board of KVH Industries, Inc., a publicly traded company providing connectivity solutions to primarily maritime customers globally. Mr. Deckoff brings to the Board his extensive financial experience and expertise.

Louis M. Grasso, 78, has been a director of the Company since October 2019. Mr. Grasso was the founder and majority owner of PFC Corporation (“PFC”) until his retirement in November 2011, upon sale of PFC’s portfolio of assets to Capstone Realty Advisors. Over a period of 35 years, PFC Corporation originated over $1.8 billion of mortgage loans, and issued $1.8 billion of mortgage-backed securities. He brings to the Board knowledge and experience bearing in particular on the Company’s strategies for meeting its capital requirements, and broad organizational and management skills.

William W. Grounds, 68, has been a director of the Company since December 2021. From 2008 to 2021, he was the President and COO of Infinity World Development Corp., which is a subsidiary of a sovereign wealth fund in the United Arab Emirates. The principal business of Infinity World Development Corp was a $5 billion investment in the CityCenter mixed use integrated resort property located in Las Vegas, Nevada. Mr. Grounds served on the board of MGM Resorts International, a hospitality and entertainment company, from 2013 to 2021 and of Remark Holdings Inc., a technology company, from 2013 to 2019. Mr. Grounds joined the Board of PointsBet Holdings Limited, an Australian sports wagering operator and iGaming provider, in December 2022. During his career he has held senior executive positions in major real estate private equity investment, development and construction entities. Mr. Grounds brings to the Board experience as a director of publicly-traded companies, and skills in investment and general management.

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Brian J. Rayhill, 61, has been a director of the Company since August 2006. Mr. Rayhill has been a practicing attorney in New York State since 1988, as the managing attorney of the Law Office of Brian Rayhill for the past five years. An experienced advocate, counselor and litigator, Mr. Rayhill brings legal knowledge and perspective to the Company’s Board.

William B. Roberts, 87, has been a director of the Company since its formation in March 1991. From 1981 until his retirement at the end of 2020, he was the President of Monmouth Capital Corp., an investment firm that specialized in management buyouts. Having spent decades in the business of finance, Mr. Roberts brings to the Company’s Board his perspective and judgment regarding means of financing its business.

James E. Walker III, 62, has been a director of the Company since August 2022. Mr. Walker is Managing Partner and Founder of Vinson Ventures, LLC (“Vinson Ventures”), a boutique investment firm focused on building and growing early-stage companies, and the Executive Chairman of IntellPro, a SaaS based investment management software product for the asset management industry. Prior to starting Vinson Ventures, from June 2020 to August 2021, Mr. Walker served as CEO and Partner at Palm Ventures, LLC, a private investment firm in Greenwich, CT. From November 2017 to present, Mr. Walker has been a member of the board of directors of Starwood Real Estate Trust, a private real estate investment firm, and has served as the lead independent director. From 2018 to present, Mr. Walker has also served as a senior partner at Jadian Capital, an alternative investment firm. From 2008 through 2017, Mr. Walker was a Managing Partner of Fir Tree Partners (“Fir Tree”), a global alternative asset management firm. Prior to joining Fir Tree, Mr. Walker was a co-founder and Managing Partner of Black Diamond, a privately held alternative asset management firm. Mr. Walker began his career in investment banking at Kidder and Bear Stearns. In June 2023, Mr. Walker joined the board of Emeco, an Australian mining equipment rental business. Mr. Walker has served as a director of Clarus Corporation, a global company focused on the outdoor and consumer enthusiast markets, since February 2022. Mr. Walker also became a member of the advisory board for certain funds managed by Black Diamond in January 2022. Mr. Walker brings to the Board his extensive investment management experience.

Gregory S. Washer, 63, has been a director of the Company since June 2007. He was the President and owner of Clean Fun Promotional Marketing (“Clean Fun”), a promotional marketing company, from its founding in 1986 through its sale in September 2014. He continued to act as a consultant to Clean Fun through August 2017, and is now retired. Mr. Washer contributes to the Board significant organizational and operational management skills, combined with a wealth of experience in promotion and marketing of services.

Daniel S. Wood, 65, has been a director of the Company since July 2001. Mr. Wood was President of Carclo Technical Plastics (“Carclo”), a manufacturer of custom injection moldings, from September 2000 until his retirement in April 2007. Previously, from 1988 to September 2000, he was the Chief Operating Officer and co-owner of Carrera Corporation, the predecessor to the business of Carclo. As President of Carclo, Mr. Wood was responsible for the overall operation of that company and for the quality and integrity of its financial statements. He brings to the Board the knowledge and perspective useful in evaluating the Company’s financial statements, and broad organizational and management skills.

Committees

The Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating Committee. Each of these three committees operates under a written charter, adopted by the Board. The charters are available on the Company’s website, https://ir.consumerportfolio.com/corporate-governance. The Board has concluded that each member of these three committees (and every director other than Mr. Bradley, the Company's chief executive officer), is independent in accordance with the director independence standards prescribed by Nasdaq, and has determined that none of them have a material relationship with the Company that would impair their independence from management or otherwise compromise the ability to act as an independent director.

The Audit Committee has (i) reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2023 with the Company’s management; (ii) discussed with Crowe LLP (“Crowe”), the Company’s independent auditors for the fiscal year ended December 31, 2023, the matters required to be discussed by the applicable requirements as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission (the “SEC”), and (iii) received the written disclosures and the letter from Crowe required by applicable requirements of the PCAOB regarding Crowe’s communications with the Audit Committee concerning its independence, and discussed with Crowe its independence. Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2023 be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2023.

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The members of the Audit Committee are Mr. Rayhill (chairman), Mr. Grasso, Mr. Washer, and Mr. Wood. The Board has determined that each Audit Committee member is independent as defined under Nasdaq Listing Rules and Rule 10A-3(b)(1) of the Exchange Act.

The Audit Committee is empowered by the Board to review the financial books and records of the Company in consultation with the Company’s accounting and auditing staff and its independent auditors and to review with the accounting staff and independent auditors any questions that may arise with respect to accounting and auditing policy and procedure.

The Board has further determined that Mr. Wood has the qualifications and experience necessary to serve as an “audit committee financial expert” as such term is defined in Item 407 of Regulation S-K promulgated by the SEC. Mr. Wood, as president of Carclo, was responsible for the preparation and evaluation of the audited financial statements of that company.

The members of the Compensation Committee are Mr. Wood (chairman), Mr. Grounds, and Mr. Roberts. The Board has determined that each member of the Compensation Committee is independent under the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee makes determinations as to general levels of compensation for all employees of the Company and the annual salary of each of the executive officers of the Company, and administers the Company’s compensation plans. Those plans include the Company’s Executive Management Bonus Plan and the CPS 2006 Long-Term Equity Incentive Plan.

The members of the Nominating Committee are Mr. Washer (chairman), Mr. Grounds, and Mr. Rayhill. The Board has determined that each member of the Nominating Committee is independent under the Nasdaq listing standards.  Nominations for Board positions are made on behalf of the Board by the Nominating Committee. The Board and the Nominating Committee believe that it is and remains appropriate to operate without a formal policy with regard to any director candidates who may in the future be recommended by shareholders. The Nominating Committee would consider such recommendations.

When considering a potential nominee, the Nominating Committee considers the benefits to the Company of such nomination, based on the nominee’s skills and experience related to managing a significant business, the willingness and ability of the nominee to serve, and the nominee’s character and reputation. The Company does not have a policy regarding the consideration of diversity in identifying nominees for director.

Shareholders who wish to suggest individuals for possible future consideration for Board positions should direct written correspondence to the Secretary of the Company at the Company’s principal executive office, indicating whether the shareholder wishes to communicate with the Nominating Committee or with the Board as a whole. The present policy of the Company is to forward all such correspondence to the designated members of the Board. There have been no changes in the procedures regarding shareholder recommendations in the past year.

Shareholder Communications

Shareholders may send communications to the Board. Shareholders who wish to communicate with the Board should direct written correspondence to the Secretary of the Company at the Company’s principal executive office. The present policy of the Company is to forward all such correspondence to the designated members of the Board.

Meetings of the Board

The Board held six meetings during 2023. The Audit Committee met five times during 2023, including at least one meeting per quarter to review the Company’s financial statements, while the Compensation Committee met one time during 2023. The Nominating Committee met once during 2023. Each director attended at least 75% of the meetings of the Board and its committees that such individual was eligible to attend in 2023. The Company does not have a policy of encouraging directors to attend or discouraging directors from attending its annual meetings of shareholders. The Chairman and Chief Executive Officer, and no other directors, attended last year’s annual meeting of shareholders.

THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES ABOVE.

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PROPOSAL NO. 2 – RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has appointed the accounting firm of Crowe to be the Company’s independent auditors for the year ending December 31, 2024. Crowe also performed the audit of the Company’s financial statements for the years ended December 31, 2008 through 2023.

A proposal to ratify the Audit Committee’s appointment of Crowe will be presented to shareholders at the Annual Meeting. If the shareholders do not ratify the selection of Crowe at the Annual Meeting, the Audit Committee will consider selecting another firm of independent public accountants. Representatives of Crowe are expected to be present at the Annual Meeting. Such representatives will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance.

Fees Paid to Auditors

The following table sets forth the fees accrued or paid to the Company’s independent registered public accounting firms for the years ended December 31, 2023 and 2022. Crowe has served as the Company’s independent registered public accounting firm since February 2009, and has reported on the Company’s financial statements for the years ended December 31, 2008 through 2023.

Audit and Non-Audit Fees	2022	2023
Audit Fees (1)	$920,000	$960,000
Audit-Related Fees (2)	190,850	240,850
Tax Fees (3)	265,795	296,000
All Other Fees	–	–
TOTAL	$1,376,645	$1,496,850

(1)	Audit fees relate to professional services rendered in connection with the audit of the Company’s annual financial statements and internal control over financial reporting, quarterly review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and audit services provided in connection with other statutory and regulatory filings.

(2)	Audit-related fees comprise fees for professional services that are reasonably related to the performance of the audit or review of the Company’s financial statements.

(3)	The 2022 and 2023 tax fees represent services rendered in connection with preparation of state and federal tax returns for the Company and its subsidiaries.

Audit Committee Supervision of Principal Accountant

The Audit Committee acts pursuant to a written charter adopted by the Board. Pursuant to the Audit Committee Charter, the Audit Committee pre-approves the audit and permitted non-audit fees to be paid to the independent auditor, and authorizes on behalf of the Company the payment of such fees, or refuses such authorization. The Audit Committee is also empowered to delegate such authority to one or more of its members. The Audit Committee has delegated to its chairman the authority to approve performance of services on an interim basis. In the fiscal years ended December 31, 2023 and December 31, 2022, all services for which audit fees or audit related fees were paid were preapproved by the Audit Committee as a whole, or pursuant to such delegated authority.

In the course of its meetings, the Audit Committee has considered whether the provision of the non-audit fees outlined above is compatible with maintaining the independence of the audit firm, and has concluded that such independence is not and was not impaired.

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF CROWE.

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PROPOSAL NO. 3 – NON-BINDING VOTE ON EXECUTIVE COMPENSATION

General

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) enable the shareholders to vote to approve, on an advisory or non-binding basis, the compensation of the Company’s named executive officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation” section of this proxy statement, below. This proposal, commonly known as a “say- on-pay” proposal, gives the shareholders the opportunity to express their views on the Company’s named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement. The Company’s current policy is to seek such say-on-pay votes annually, at every regular meeting of shareholders.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The say-on-pay vote will, however, provide information to the Board and the Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. The Board and its Compensation Committee value the opinions of the shareholders; accordingly, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will consider the shareholders’ concerns and evaluate whether any actions are necessary to address those concerns.

Summary of 2023 Executive Compensation Program

Following is a summary of some of the key points of our 2023 executive compensation program:

•	It is simple, comprising base salary, an annual cash bonus pursuant to an incentive plan, and long-term equity incentives in the form of stock options.

•	The Compensation Committee controls all portions of the compensation payable to executive officers.

•	The Compensation Committee has from time to time exercised its discretion to reduce cash incentives otherwise payable under the bonus plan.

See the “Executive Compensation” section, below, for more information.

We believe that the information provided above and within the “Executive Compensation” section of this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our shareholders’ interests to support long-term value creation. We also believe the compensation paid to our executive officers during 2023 was appropriate in light of our financial performance.

Accordingly, we ask that our shareholders vote “FOR” the following resolution, which will be presented at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the other related disclosure.”

THE BOARD RECOMMENDS A VOTE “FOR” THE ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE COMPENSATION.

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INFORMATION REGARDING THE COMPANY

Management Structure

The Board is responsible for overseeing the management of the Company. Its oversight is aimed at seeing to it that the Company’s business is managed to meet our goals, and that the interests of the shareholders are served.

Charles E. Bradley, Jr. currently serves as both the Chairman of the Board and our Chief Executive Officer, and is the only member of our Board who is not independent of the Company. The Nominating Committee has determined that the remaining directors and director nominees are “independent” under applicable independence standards of the Nasdaq Stock Market. Our Board has chosen not to designate any individual formally as the lead independent director. Each director retains his full oversight responsibility.

Our Board structure supports the independence of our non-management directors. Our Audit Committee, Compensation Committee and Nominating Committee are each composed solely of independent directors. Our bylaws provide that any two directors have the authority to call meetings of the Board, as do specified officers, including the president and the secretary. To enhance the possible use of that authority by independent directors, the Secretary of the Company is under standing instructions to call a meeting at the instance of any one director.

The Board believes that combining the Chairman and Chief Executive Officer positions is currently the most effective leadership structure given Mr. Bradley’s in-depth knowledge of our business and industry and his demonstrated ability to formulate and implement strategic initiatives. Mr. Bradley is continuously involved in developing and implementing our strategies, working closely with the Company’s other senior executives to seek continued disciplined growth and excellence in operations. His close involvement in management places Mr. Bradley in the best position to decide which business issues require consideration by the independent directors of the Board. In addition, having a combined Chairman and Chief Executive Officer enables us to speak with a unified voice to shareholders, customers and others concerned with our Company. The Board believes that combining the Chief Executive Officer and Chairman roles, as part of a governance structure that includes oversight of management responsibilities by independent directors, provides the preferred system for meeting the requirement that the Company be managed in the best interest of our shareholders.

Risk Oversight

The Board’s overall responsibility for directing the management of the Company includes risk oversight. The risk oversight function is performed at the Board level, and by the Audit Committee and Compensation Committee.

The Board as a whole in its regular meetings discusses and considers the risk inherent in the existing business of the Company and in proposed initiatives. Because the Company’s business consists of extending consumer credit to individuals believed to be of higher risk than others (sub-prime credit), the assessment of the risk assumed in such extensions of credit is a primary consideration on the part of the Board. Risk oversight is also a key function of the Audit Committee and Compensation Committee.

The principal risk management function performed by the Audit Committee is the ongoing assessment of the credit estimates and allowances periodically recorded in the Company’s books. The committee reviews that assessment regularly. Other risk assessments performed by the Audit Committee include assessments of contingent liabilities, and of other reserves and allowances.

The principal risk management functions performed by the Compensation Committee are its setting and evaluation of objectives for the Chief Executive Officer, in connection with its administration of the executive management bonus plan. The Compensation Committee recognizes that the Company’s business of extending subprime credit inherently includes a conflict between growing the business and managing the risk of credit losses: one means to increase the Company’s business is to offer credit on terms that are priced too low for the risk assumed. The Compensation Committee manages that risk by insisting that objectives to grow the business are qualified by a mandate that credit quality be maintained at appropriate levels. To some extent, such risk management is shared with the Audit Committee, which performs the primary oversight of whether credit risk assumed is reflected with adequate allowances in the Company’s financial statements.

Code of Ethics

The Company has adopted a Code of Ethics for Senior Financial Officers, which applies to the Company’s Chief Executive Officer, Chief Financial Officer, Controller and others. A copy of the Code of Ethics may be obtained at no charge by written request to the Secretary of the Company at the Company’s principal executive offices.

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EXECUTIVE COMPENSATION

Executive Officers

The Compensation Discussion and Analysis (“CD&A”) below describes the material compensation elements for each of our named executive officers and provides an overview of our executive compensation policies and the decisions made with respect to them. Our named executive officers for the year ended December 31, 2023, who appear in the section entitled "—Summary Compensation Table" below, are:

Charles E. Bradley, Jr., 64, has been our Chief Executive Officer since January 1992, a director since our formation in March 1991, and was elected Chairman of the Board of Directors in July 2001. Prior to that he was our President from March 1991 to December 2022. From April 1989 to November 1990, he served as Chief Operating Officer of Barnard and Company, a private investment firm. From September 1987 to March 1989, Mr. Bradley was an associate of The Harding Group, a private investment banking firm. Mr. Bradley does not currently serve on the board of directors of any other publicly-traded companies.

Michael T. Lavin, 52, has been President since December 2022, Chief Operating Officer since February 2019, and our Chief Legal Officer since March 2014. Prior to that, he was our Executive Vice President since March 2014, Senior Vice President – General Counsel since March 2013, Senior Vice President and Corporate Counsel since May 2009 and our Vice President- Legal since joining the Company in November of 2001.  Mr. Lavin was previously engaged as an associate at a large law firm and a spin off start up law firm.

Danny Bharwani, 56, has been Chief Financial Officer since September 2022 and Executive Vice President – Finance since December 2022. Previously, he was our Senior Vice President – Finance from April 2016 to December 2022 and Vice President – Finance from June 2002 to April 2016. He joined us as Assistant Controller in August 1997. Mr. Bharwani was previously employed as Assistant Controller at The Todd-AO Corporation, from 1989 to 1997.

Teri L. Robinson, 61, has been Executive Vice President of Sales and Originations since December 2022. Prior to that she was Senior Vice President of Sales and Originations from June 2020 to December 2022 and Senior Vice President of Originations from April 2007 to June 2020. Prior to that, she held the position of Vice President of Originations since August 1998. She joined the Company in June 1991 as an Operations Specialist, and held a series of successively more responsible positions. Previously, Ms. Robinson held an administrative position at Greco & Associates.

Laurie A. Straten, 58, has been Executive Vice President of Servicing since December 2022. Prior to that, she was our Senior Vice President of Servicing from August 2013 to December 2022 and Senior Vice President of Asset Recovery from April 2013 to August 2013, and before that she held the position of Vice President of Asset Recovery starting in April 2005. She started with the Company in March 1996 as a Bankruptcy Specialist and took on more responsibility within Asset Recovery over time.  Prior to joining CPS she worked for the FDIC and served in the United States Marine Corps. On July 18, 2024, Laurie Straten, retired as our Executive Vice President of Servicing.

For certain information concerning our Executive Officers, see “Information About Our Executive Officers” in Item 1 of Part I of our Form 10-K. Except as described elsewhere in this proxy statement, there are no arrangements or understandings between any of our officers and any other person pursuant to which any person was selected as an officer.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis contained in this proxy statement. Based on such review and discussions and relying thereon, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis set forth below be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and in the proxy statement for the Company’s 2024 annual meeting of shareholders.

THE COMPENSATION COMMITTEE

Daniel S. Wood (chairman)	William W. Grounds	William B. Roberts

Compensation Discussion and Analysis

2023 Say-on-Pay Advisory Vote Outcome

The Compensation Committee annually considers the results of the most recent advisory vote by shareholders to approve executive officer compensation. In the 2023 advisory vote, a majority of the voted shares (71%) approved of the compensation of our named executive officers. The Compensation Committee interprets that vote as a reason to retain the existing design, purposes and structure of our executive compensation programs. The Compensation Committee will continue to consider the results from future shareholder advisory votes regarding executive officer compensation in its future administration of executive compensation.

Compensation Objectives

The Company’s objectives with respect to compensation are several.  The significant objectives are to cause compensation (i) to be sufficient in total amount to provide reasonable assurance of retaining key executives, (ii) to include a significant contingent component, so as to provide strong incentives to meet designated Company objectives, and (iii) to include a significant component tied to the price of the Common Stock, so as to align management’s incentives with shareholder interests. The Compensation Committee is charged with administering the Company’s compensation plans to meet those objectives. To the extent that elements of compensation would not advance such objectives, or would do so less effectively than would other elements, the Compensation Committee seeks to avoid paying compensation in those forms.

Role of the Compensation Committee and the Chief Executive Officer

Our Board has authorized the Compensation Committee, which is composed solely of independent directors, to make all decisions regarding executive compensation, including administration of our compensation plans. In that regard, the Compensation Committee:

•	Reviews and discusses with management the factors underlying our compensation policies and decisions, including overall compensation objectives;

•	Reviews and approves all Company goals and objectives (both financial and non-financial) relevant to the compensation of the Chief Executive Officer;

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•	Evaluates, together with the other independent directors, the performance of the Chief Executive Officer in light of these goals and objectives and that individual’s overall effectiveness;

•	Fixes and approves each element of the compensation of the Chief Executive Officer;

•	Reviews the performance evaluations of all other members of executive management (the Chief Executive Officer prepares and presents to the Compensation Committee the performance evaluations of the other executive officers);

•	Reviews and approves each element of compensation, as well as the terms and conditions of employment, of those other executive officers;

•	Grants awards under our equity compensation plans and oversees the administration of those plans; and

•	Reviews the costs and structure of our key employee benefit and fringe-benefit plans and programs.

The Compensation Committee is authorized to form subcommittee(s) and to retain experts and consultants to assist in the discharge of its responsibilities. To date it has not done so.

The Chief Executive Officer, who attends meetings of the Compensation Committee by invitation of the Committee’s chairman, assists the Committee in determining the compensation of our other executive officers by, among other things:

•	Proposing annual merit increases to the base salaries of the other executive officers;

•	Establishing annual individual performance objectives for the other executive officers and evaluating their performance against such objectives (the Committee reviews these performance evaluations); and

•	Making recommendations, from time to time, for special stock option and restricted stock grants (e.g., for motivational or retention purposes) to other executive officers.

The other executive officers do not have a role in determining their own compensation, other than to discuss their annual individual performance objectives and results achieved with the Chief Executive Officer.

Our Overall Approach

The Compensation Committee has put into place a compensation system consisting of three key components: base salary, an annual cash bonus pursuant to an incentive plan, and long-term equity incentives in the form of stock options.

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The table below provides comparative information regarding the components of our year 2023 executive compensation program. We are applying the same elements in our executive compensation program for the year 2024.

Element	Form	Objectives and Basis

Base Salary	Cash	•	Attract and retain high quality personnel
		•	Targeted to be superior to compensation offered by our competitors

Annual Incentive Bonus	Cash	•	Achieve objectives set annually
		•	Annual bonus amount is set and computed as a percentage of base salary
		•	Actual payout determined by Company and individual performance
		•	Target total cash (base salary + target bonus) designed to be superior to compensation offered by our competitors

Long-Term Incentive	Stock options	•	Align interests of executives with those of shareholders;
Compensation		•	Target long-term incentive award size designed to retain executives through long-term vesting and the potential for wealth accumulation, contingent on benefit to the shareholders

The Compensation Committee has from time to time considered providing additional elements of executive compensation. It has considered elements such as restricted stock awards, restricted stock units, compensation contingent on a change in control, defined benefit pension plans, deferred cash compensation, and supplemental retirement plans (supplemental in the sense that they exceed the limits for tax advantaged treatment). To date, the Compensation Committee has elected not to pay compensation in such forms, having determined that the Company’s objectives are better met by one or more of the elements of compensation that it does pay.

Regarding restricted stock and restricted stock units, the Compensation Committee has noted that any form of equity equivalent to or closely tied to common stock does serve to meet the objective of aligning officers’ personal interest with that of the shareholders generally. The Compensation Committee believes, however, that the objective is better met by grants of stock options than by grants of share equivalents, because recipients of the grants will face the same degree of variance in results at a lesser cost to the Company, when option grants are compared to grants of restricted stock units. Further, unlike restricted stock, option grants will not provide a reward to the holder absent an improvement over time in the Company’s stock price.  The Compensation Committee has elected not to provide material perquisites as compensation, having determined that cash is a better medium of exchange.

Regarding compensation that would be payable contingent on a change in control of the Company, the Compensation Committee believes that there are certain legitimate objectives to be met by such contingent compensation. As of the date of this proxy statement, however, no such contingent compensation plans are in place.  Regarding defined benefit pension plans, deferred cash compensation and supplemental retirement plans, the Compensation Committee believes that the Company’s retention objective is better met by straight cash payments, whether in the form of base salary or in the form of bonus compensation.  In particular with respect to plans for deferred compensation, the Committee believes those make sense for the Company and for the recipient only on the basis of assumptions regarding future tax rates payable by each. Having no assurance that such assumptions would be correct, the Compensation Committee has chosen not to put into place any special deferred compensation programs for the Company’s executive officers. Those officers do participate in a Company-sponsored tax-deferred savings plan, commonly known as a 401(k) plan, on the same terms available to Company employees generally.

The Compensation Committee may in the future revisit its conclusions as to any of the components discussed above, or may consider other forms of compensation.

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The Base Salary Element

With respect to the retention objective, the Compensation Committee considers an executive’s base salary to be the most critical component. Acting primarily on the basis of recommendations of the Chief Executive Officer, the Compensation Committee adjusts other officers’ base salaries annually, with the adjustment generally consisting of a 2% to 10% increase from the prior year’s rate. Where exceptional circumstances apply, such as recruitment of a new executive officer, a promotion to executive officer status or a special need to retain an individual officer, the Chief Executive Officer may recommend, and the Compensation Committee may approve, a larger increase.

The Company’s general approach in setting the annual compensation of its named executive officers is to set those officers’ base compensation by reference to their base rates for the preceding year. During the year ended December 2023, the Company’s Chief Executive Officer, Charles E. Bradley, Jr., received $995,000 in base salary. In setting that rate in the first quarter of 2023, the Compensation Committee considered the base salary rate that the Company had paid in the prior year ($995,000), the desirability of providing an annual increase, the desirability of ensuring retention of the services of the Company’s incumbent Chief Executive Officer, the Company’s financial performance, and the levels of Chief Executive Officer compensation prevailing among other financial services companies. The Compensation Committee considered whether to adjust officers’ base compensation for 2023, and determined not to increase the base rate for the Chief Executive Officer The Compensation Committee increased the base rate for each of the other named executive officers in conjunction with each of their respective promotions in late 2022.

The Annual Incentive Bonus (Executive Management Bonus Plan) element

To encourage executive officers and key management personnel to exercise their best efforts and management skills toward causing the Company to meet its overall objective, and toward achieving designated specific individual objectives, the Company has implemented an Executive Management Bonus Plan, with annual payouts. Under the Company’s bonus plan as applied to the year ended December 2023 the Company’s president was eligible to receive a cash bonus of up to 170% of his base salary and the executive vice presidents were eligible to receive a cash bonus of up to 140% of their base salaries. The Chief Executive Officer was eligible to receive a cash bonus of up to 600% of his base salary. The implementation of this element for the named executive officers for the year 2023 is discussed below.

The Long-Term Incentive Compensation Element

The Compensation Committee also awards incentive and non-qualified stock options under the Company’s stock option plans.  Such awards are designed to assist in the retention of key executives and management personnel and to create an incentive to create shareholder value over a sustained period of time. The Company believes that stock options are a valuable tool in compensating and retaining employees. Because the exercise price of all options granted is equal to or above the fair market value of CPS Common Stock on the date of grant, the option holders may realize value only if the stock price appreciates from the price on the date the options were granted. This design is intended to focus executives on the enhancement of shareholder value over the long term.

During the year ended December 31, 2023, the Compensation Committee did not grant stock options to the Company’s executive officers.

Other Elements

The Company also maintains certain broad-based employee benefit plans, such as medical and dental insurance, and a qualified defined contribution retirement savings plan (401(k) plan), in which executive officers are permitted to participate. Such officers participate on the same terms as non-executive personnel who meet applicable eligibility criteria, and are subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans. The Company does not maintain any form of defined benefit pension or retirement plan in which executive officers may participate, nor does it maintain any form of supplemental retirement savings or supplemental deferred compensation plan.

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Exercise of Discretion

In exercising its discretion as to the level of executive compensation and its components, the Compensation Committee considers a number of factors. Members of the Compensation Committee conduct informal surveys of compensation paid to comparable executives within and without the consumer finance industry. The Compensation Committee finds these data useful primarily in evaluating the overall level of compensation paid or to be paid to the Company’s executive officers. Financial factors considered may include earnings, revenue, originations, and budget attainment. Operational factors considered include individual and group management goals; indicators of the performance and credit quality of the Company’s servicing portfolio, including levels of delinquencies and charge-offs; and indicators of successful management of personnel, including employee stability. All of such factors are assessed with reference to the judgment of the Compensation Committee as to the degree of difficulty of achieving desired outcomes. With respect to payment of annual bonuses and grants of stock options, the Compensation Committee also takes note of factors relating to the degree of the Company’s success over the most recent year.

Specific Objectives and Evaluation

In the first quarter of 2023 the Compensation Committee designated specific objectives with respect to the Chief Executive Officer to be accomplished within the year 2023, and fixed weights to be associated with each such objective. The Chief Executive Officer proposed to the Compensation Committee specific annual objectives with respect to each other executive officer of the Company, which the Compensation Committee approved. These objectives and the Compensation Committee’s administration of the annual incentive bonus element of compensation are discussed in detail below, under the heading “ – Grants of Plan-Based Awards in Last Fiscal Year – Executive Management Bonus Plan.”

Grants of Options

The Compensation Committee did not award stock options to the Company’s officers in 2023.  In determining not to make such grant, the Compensation Committee considered the various factors noted above with respect to option grants generally.

Stock Ownership, Hedging and Pledging.

Our Board and Compensation Committee have considered whether to establish a minimum stock ownership goal for members of our senior management. We have elected not to do so, considering that such a policy would either be strict and mandatory, in which case it would undermine the compensatory objectives of our equity compensation plans, or would be merely hortatory, in which case it could be expected to have little effect. We have also noted that the multiyear vesting terms of the equity incentives granted under our plans have the effect of aligning our executives’ individual personal financial incentives with the future price performance of the Company’s stock.

As part of our comprehensive compliance policy, we remind all Company executive officers of the mandatory legal prohibition on selling short Company shares. We also prohibit Company executive officers from entering into transactions that would have the effect of causing those individuals to benefit from a decline in the price of CPS Common Stock, such as the purchase of “put” options. We prohibit such “hedging” transactions but we do not find it appropriate to prohibit our executive officers from pledging their shares of CPS Common Stock as security for a loan. We believe that the beneficial incentives of owning CPS Common Stock remain substantially the same with or without such a pledge.

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Summary of Compensation

The following table summarizes all compensation earned during the three fiscal years ended December 31, 2023 by the Company’s Chief Executive Officer, its Chief Financial Officer, and the other three most highly compensated individuals (such five individuals, the “named executive officers”) who were serving in such position or as executive officers at any time in 2023. It lists their names, the principal positions in which they served in those years, and each component of compensation paid with respect to those years.

Summary Compensation Table

Name and Principal Position (1)	Year	Salary	Non-Equity Incentive Plan Compensation	Option Awards (2)	All Other Compensation (3)	Total
Charles E. Bradley, Jr.	2023	$995,000	$3,005,000	$–	$342	$4,000,342
Chief Executive Officer	2022	995,000	3,980,000	5,885,850	351	10,861,201
	2021	995,000	2,900,000	795,300	360	4,690,660

Michael T. Lavin	2023	452,000	582,063	–	342	1,034,405
President	2022	411,000	575,000	448,200	351	1,434,551
& Chief Operating Officer	2021	411,000	575,000	238,590	360	1,224,950

Danny Bharwani	2023	371,000	385,655	–	342	756,997
Executive Vice President	2022	331,000	324,000	298,800	351	954,151
& Chief Financial Officer

Teri L. Robinson	2023	386,000	413,406	–	342	799,748
Executive Vice President	2022	368,000	401,000	298,800	351	1,068,151
- Sales & Originations	2021	368,000	403,000	159,060	360	930,420

Laurie A. Straten	2023	386,000	367,472	–	342	753,814
Executive Vice President	2022	368,000	361,000	298,800	351	1,028,151
- Servicing	2021	368,000	359,000	159,060	360	886,420

(1)	Mr. Bharwani was appointed chief financial officer of the Company in September 2022.
(2)	Represents the dollar value accrued for financial accounting purposes in connection with the grant of such options, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 and SFAS 123R. Value was estimated using a Black-Scholes model for 2021 and 2022. For the options granted on January 24, 2022 (comprising 750,000 options granted to Mr. Bradley), the weighted average fair value per option was $5.8558, based on assumptions of 4.11 years expected life, expected volatility of 75.26%, and a risk-free rate of 1.43%. For the options granted on June 24, 2022 (comprising all of the other options granted to named executive officers in 2022), the weighted average fair value per option was $4.98, based on assumptions of 4.11 years expected life, expected volatility of 75.15%, and a risk-free rate of 3.13%. For the year 2021 the weighted average fair value per option was $2.6510, based on assumptions of 4.11 years expected life, expected volatility of 71.38%, and a risk-free rate of 0.51%.
(3)	Amounts in this column represent premiums paid by the Company for group life insurance.

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Grants of Plan-Based Awards in Last Fiscal Year

In the year ended December 31, 2023, we did not grant any options, stock awards or stock appreciation rights to any of our named executive officers. Our named executive officers were eligible for awards under our Executive Management Bonus Plan. The table below provides information regarding the awards granted to the named executive officers in 2023.

Grants of Plan-Based Awards

	Estimated future payouts under non-equity incentive plan awards
Name	Threshold	Target	Maximum
Mr. Bradley	$–	$5,970,000	$5,970,000
Mr. Lavin	–	723,200	723,200
Mr. Bharwani	–	519,400	519,400
Ms. Robinson	–	540,400	540,400
Ms. Straten	–	540,400	540,400

The “target” and “maximum” figures appearing in the table above represent the maximum cash payout under the individual executives’ Executive Management Bonus Plan awards as of the date the incentive was fixed. The actual payout to each individual named in the table above has been determined and paid prior to the date of this proxy statement. That amount was in each case less than the maximum (approximately 50% of the maximum, in the case of the Chief Executive Officer). The respective actual payments are described below, and appear above in the Summary Compensation Table under the heading “Non-Equity Plan Compensation.” Because each non-equity incentive plan award has been settled and paid, the future payout under such awards as of the date of this proxy statement is in each case zero.

Executive Management Bonus Plan

The Executive Management Bonus Plan award granted to the Chief Executive Officer, Mr. Bradley, called for him to meet as many as possible of seven separate operational and financial objectives within the year 2023. The Compensation Committee assigned to each of those objectives a value as a percentage of base salary. The objectives and their weightings were as follows: (I) to meet or exceed the Company’s quarterly budget (25% each quarter, total of 100%), (II) to execute four rated securitization transactions (25% each, 100% total), (III) to increase the Company’s annual originations of receivables to each of four targets (100% in the aggregate, creditable pro rata for reaching target amounts of $1.2 billion, $1.3 billion, $1.4 billion, and $1.5 billion), (IV) to decrease core operating expenses by up to 1% (up to 100%, creditable pro rata for the portion of the 1% achieved), (V) to maintain the annualized delinquency rate or lower by one percent (25% if the rate is maintained or 50% if the rate is lowered by one percent ), (VI) to maintain the annualized loss rate or lower by one percent (25% if the rate is maintained or 50% if the rate is lowered by one percent), (VII) and to cause CPS Common Stock to trade in excess of each of four targets (100% in the aggregate, creditable in increments of 25% for reaching prices of $12.00, $13.00, $14.00, and $15.00 per share).

The total of the seven weightings is 600%; accordingly, the target and maximum possible value to that officer of the award was 600% of his base salary for 2023.

The Compensation Committee evaluated the Chief Executive Officer’s performance in comparison to the goals. The Compensation Committee determined that the budget objective was met in each of the four quarters of 2023, and credited the Chief Executive Officer with the maximum value, or 100%.

The Compensation Committee noted that the Company had executed four rated securitizations during the year representing the full creditable performance of 100%. It determined that our originations volume exceeded $1.357 billion for the year, for which the Compensation Committee awarded 62%.

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The Compensation Committee noted that the Company decreased core operating expenses by 0.4% representing a creditable performance of 40% for that objective.

The Compensation Committee determined that the annualized delinquency rates were not maintained or lowered and found no credit was earned in that respect. The Compensation Committee also found that the annualized loss rate was not maintained or lowered and found no credit was earned for that objective. The Compensation Committee noted that the stock price objective was not met with respect to any of the four targets and found no credit was earned in that respect.

The aggregate valuation of all creditable performance for the Chief Executive Officer was thus 302%, which would imply a bonus payment under our Executive Management Bonus Plan of $3,005,0000. The Committee approved payments to the chief executive of a cash bonus in the full implied amount.

The Executive Management Bonus Plan awards granted to the named executive officers other than the Chief Executive Officer are evaluated on a more subjective basis, and were set by the Compensation Committee in consultation with and on the recommendation of the Chief Executive Officer. The factors used in determining the non-equity incentive plan payment amount for the president, Mr. Lavin, are these: (I) an evaluation of the executive’s skills and performance, 51%, (II) whether the executive has met one individual objective approved by the Compensation Committee, 17%, (III) a subjective evaluation of that executive’s departments, 59.5%, and (IV) a discretionary allocation recommended by the chief executive officer and approved by the Compensation Committee, 42.5%. Numerical scores are assigned to each of these factors, up to the maximum percentages stated herein, and can result in a maximum payment amount of 170% of base compensation.

Similar factors are used in determining the amount of the non-equity incentive plan amount for the executive officers who are executive vice presidents of the Company, including the named executive officers, Mr. Bharwani, Ms. Robinson, and Ms. Straten: (I) skills and performance, 42%, (II) one individual objective, 14%, (III) a subjective evaluation of that executive’s department, 49%, and (IV) a discretionary allocation, 35%. Numerical scores are assigned to each of these factors, up to the maximum percentages stated herein, and can result in a maximum payment amount of 140% of base compensation.

Following the end of the year 2023, our Compensation Committee evaluated each named executive officer’s performance in relation to these standards and goals.

With respect to the individual factors, the Compensation Committee, acting in part on the advice of our Chief Executive Officer, determined that creditable performance for 2023 for each named executive officer other than the Chief Executive Officer was as set forth below:

	Maximum percentage	Creditable percentage (rounded to nearest tenth)	Base Salary	Result (rounded to nearest $1000)
Mr. Lavin	170%	128.78%	$452,000	$582,000
Mr. Bharwani	140	103.95	371,000	386,000
Ms. Robinson	140	107.10	386,000	413,000
Ms. Straten	140	95.20	386,000	367,000

On that basis, the Compensation Committee approved payments to these named executive officers in the amounts shown in the rightmost column.

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Outstanding Equity Awards at Fiscal Year-end

The following table sets forth as of December 31, 2023 the number of unexercised options held by each of the named executive officers, the number of shares subject to then exercisable and unexercisable options held by such persons and the exercise price and expiration date of each such option.  Each option referred to in the table was granted at an option price per share no less than the fair market value per share on the date of grant. None of such individuals holds a stock award; accordingly, only information concerning option awards is presented.

Name	Number of securities underlying unexercised options (exercisable)	Number of securities underlying unexercised options (unexercisable)		Option exercise price	Option expiration date
Charles E. Bradley, Jr.	300,000	–		$4.35	5/17/2024
	300,000	–		3.48	5/9/2025
	300,000	–		3.53	8/8/2026
	180,000	60,000	(1)	2.47	6/1/2027
	150,000	150,000	(2)	4.95	8/3/2028
	187,500	562,500	(3)	10.32	1/24/2029
	75,000	225,000	(4)	10.25	6/24/2029

Michael T. Lavin	90,000	–		$4.35	5/17/2024
	90,000	–		3.48	5/9/2025
	90,000	–		3.53	8/8/2026
	112,500	37,500	(1)	2.47	6/1/2027
	45,000	45,000	(2)	4.95	8/3/2028
	22,500	67,500	(4)	10.25	6/24/2029

Danny Bharwani	60,000	–		$4.35	5/17/2024
	60,000	–		3.48	5/9/2025
	60,000	–		3.53	8/8/2026
	45,000	15,000	(1)	2.47	6/1/2027
	30,000	30,000	(2)	4.95	8/3/2028
	15,000	45,000	(4)	10.25	6/24/2029

Teri L. Robinson	60,000	–		$4.35	5/17/2024
	60,000	–		3.48	5/9/2025
	60,000	–		3.53	8/8/2026
	60,000	20,000	(1)	2.47	6/1/2027
	30,000	30,000	(2)	4.95	8/3/2028
	15,000	45,000	(4)	10.25	6/24/2029

Laurie A. Straten	60,000	–		$4.35	5/17/2024
	60,000	–		3.48	5/9/2025
	60,000	–		3.53	8/8/2026
	60,000	20,000	(1)	2.47	6/1/2027
	30,000	30,000	(2)	4.95	8/3/2028
	15,000	45,000	(4)	10.25	6/24/2029

(1)	Becomes exercisable as to the unexercisable portion on June 01, 2024.
(2)	Becomes exercisable as to cumulative increments of one-half of the unexercisable portion on August 3, 2024 and 2025.
(3)	Becomes exercisable as to cumulative increments of one-half of the unexercisable portion on January 24, 2025 and 2026.
(4)	Becomes exercisable as to cumulative increments of one-third of the unexercisable portion on June 24, 2024, 2025 and 2026.

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Option Exercises in Last Fiscal Year

All of the five named executive officers exercised stock options during 2023. The table below shows the realized value and the number of options exercised for those individuals. None of our officers hold stock awards; accordingly, no stock awards vested during 2023.

Option Exercises and Stock Vested

	Value realized on exercise (1)	Number of shares acquired on exercise
Mr. Bradley	$2,505,504	370,001
Mr. Lavin	956,700	225,000
Mr. Bharwani	975,100	175,000
Ms. Robinson	778,800	180,000
Ms. Straten	663,900	175,000

(1)	The value realized is the difference between the fair market value of CPS Common Stock on the date of exercise (the closing price reported by Nasdaq) and the exercise price of the option.

Executive Management Bonus Plan (Non-equity Incentive Plan)

The salary and cash bonus of the named executive officers are determined by the Compensation Committee. The compensation appearing in the Summary Compensation Table above under the caption “Non-Equity Incentive Plan Compensation” is paid pursuant to an Executive Management Bonus Plan (the “EMB Plan”). The EMB Plan is administered by the Compensation Committee. Among other things, the Compensation Committee selects participants in the EMB Plan from among the Company’s executive officers and determines the performance goals, target amounts and other terms and conditions of awards under the EMB Plan. With respect to officers other than the Chief Executive Officer, determinations of base salary and of criteria relating to the EMB Plan are based in part on evaluations of such officers prepared by the Chief Executive Officer, which are furnished to and discussed with the Compensation Committee.

Director Compensation

Throughout 2023, we paid our non-employee directors a retainer of $6,000 per month, with an additional fee of $700 per month for service on a Board committee ($1,200 for a committee chairman). Non-employee directors also received per diem fees of $1,000 for attendance in person at meetings of the Board, or $500 for attendance by telephone. No per diem fees are paid for attendance at committee meetings. The following table summarizes compensation received by our directors for the year 2023:

Name of Director	Fees Earned or Paid in Cash (1)	Total
Charles E. Bradley, Jr. (2)	$–	$–
Stephen H. Deckoff	74,000	74,000
Louis M. Grasso	83,400	83,400
William W. Grounds	91,800	91,800
Brian J. Rayhill	106,200	106,200
William B. Roberts	82,400	82,400
James E. Walker III	75,000	75,000
Gregory S. Washer	97,800	97,800
Daniel S. Wood	106,200	106,200

(1)	This column reports cash compensation earned in 2023 for Board and committee service.
(2)	Mr. Bradley's compensation as chief executive officer of the Company is described elsewhere in this report. He received no additional compensation for service on the Company's Board of Directors.

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Pension Plans

The Company’s officers do not participate in any pension or retirement plan, other than a tax-qualified defined contribution plan (commonly known as a 401(k) plan).

Potential Payments Upon Termination or Change of Control

This section provides information regarding payments and benefits to the named executive officers that would be triggered by termination of the officer’s employment (including resignation, or voluntary termination; severance, or involuntary termination; and retirement) or a change of control of the Company.

Each of the named executive officers is an at-will employee and, as such, does not have an employment contract. In addition, if the officer’s employment terminates for any reason other than a change of control of the Company, any unvested stock options are terminated, and vested options become subject to accelerated expiration: ordinarily three months following separation from service, or twelve months in the case of disability, retirement or death. Accordingly, there are no payments or benefits that are triggered by any termination event (including resignation and severance) other than in connection with a change of control of the Company.

Benefits Triggered by Change of Control or Termination after Change of Control

Our stock option plans provide that each employee of ours who holds outstanding unexpired options under our stock option may have the right to exercise such options following a change of control of the Company, without regard to the date such option would first be exercisable. Each of the named executive officers holds such options. The “acceleration” of options is mandatory following certain changes of control, and subject to the discretion of the Compensation Committee following certain others. Acceleration is mandatory in the event of (i) the sale, or other disposition of substantially all of the Company’s assets, or (ii) a merger or similar transaction in which shareholders of the Company hold less than 50% of the shares of the surviving entity; provided, however, that acceleration following a merger or similar transaction is mandatory only if the holder suffers a Qualifying Termination (defined below) within one year following the transaction, or if the surviving entity does not provide the holder with an equivalent award. Acceleration is also mandatory if a holder suffers a Qualifying Termination within one year following (iii) a change within a three-year period in the membership of a majority of the Board (excluding changes recommended by the Board), or (iv) a person’s acquisition of outstanding voting securities of the Company, other than directly from the Company and without approval of the Board, resulting in that person’s having beneficial ownership of greater than 25% of the Company.

Under our stock option plans, the Compensation Committee may exercise its discretion to provide for acceleration under other circumstances than those described above with respect to any particular stock option or class of stock options. The committee would expect to exercise its discretion with the intention of preserving the value of the stock option award. To date, such discretion has not been exercised. A “Qualifying Termination” is a termination of the holder’s employment by the Company other than for cause, disability or death, or by the holder for “good reason” (principally relating to a material diminution in the holder’s authority, compensation or responsibilities, or a relocation of greater than 50 miles). The preceding description applies to options held by officers and employees. Options issued to non-employee directors accelerate without the exercise of discretion upon any of the four categories of change of control described above.

As of December 31, 2023, each of the named executive officers would realize a benefit if unvested stock options were to become immediately exercisable upon a change in control, based on the value of the shares underlying such options at the closing market price on December 31, 2023, which was $9.37 per share. The respective amounts of such possible benefit are set forth in the following table:

Potential Value Upon Acceleration
Mr. Bradley	$1,077,000
Mr. Lavin	457,650
Mr. Bharwani	236,100
Ms. Robinson	270,600
Ms. Straten	270,600

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth the number and percentage of shares of the CPS Common Stock (our only class of voting securities) owned beneficially as of September 25, 2024 (the Record Date) by (i) each person known to us to own beneficially more than 5% of the outstanding CPS Common Stock, (ii) each director nominee and each named executive officer, and (iii) all of our director nominees and executive officers, as a group. Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the shares shown as beneficially owned by such persons. Percent of class is calculated by reference to 20,701,654 shares outstanding on the Record Date. Except as otherwise noted, each person named in the table has a mailing address at 3800 Howard Hughes Parkway, Suite 1400, Las Vegas, Nevada 89169.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class
Charles E. Bradley, Jr.	5,501,950		24.7%
Stephen H. Deckoff	5,127,165	(2)	24.8%
Louis M. Grasso	100,300		*
William W. Grounds	34,600		*
Brian J. Rayhill	368,236		1.8%
William B. Roberts	960,078		4.6%
James E. Walker III	0		*
Gregory S. Washer	532,784		2.6%
Daniel S. Wood	364,910		1.7%
Danny Bharwani	644,741		3.1%
Michael T. Lavin	845,809		4.0%
Teri L. Robinson	731,302		3.5%
Laurie A. Straten	184,246		*
All directors and executive officers combined (22 persons)	17,345,203	(3)	69.0%
Black Diamond Capital Management, L.L.C. 2187 Atlantic Street, 9th Floor, Stamford, CT 06902	5,127,165	(2)	24.8%
Dimensional Fund Advisors LP, Building One, 6300 Bee Cave Road, Austin, Texas, 78746	1,623,488	(4)	7.8%

________________

*Less than 1%.

(1)	Includes certain shares that may be acquired within 60 days after September 25, 2024 from the Company upon exercise of options, as follows: Mr. Bradley, 1,590,00 shares; Mr. Grasso, 90,000 shares; Mr. Grounds, 30,000 shares; Mr. Rayhill, 165,000 shares; Mr. Roberts, 60,000 shares; Mr. Washer, 150,000 shares; Mr. Wood, 165,000 shares; Mr. Bharwani, 255,000 shares; Mr. Lavin, 442,500 shares; Ms. Robinson, 275,000 shares; and Ms. Straten, 30,000 shares. Of Mr. Bradley’s shares, 1,685,878 are pledged to secure loan(s) to him. The calculation of beneficial ownership also includes, in the case of the executive officers, an approximate number of shares each executive officer could be deemed to hold through contributions made to the Company's Employee 401(k) Plan (the "401(k) Plan"). The 401(k) Plan provides an option for all participating employees to purchase stock in the Company indirectly by buying units in a mutual fund. Each "unit" in the mutual fund represents an interest in Company stock, cash and cash equivalents.
(2)	These shares are held directly by certain Black Diamond investment vehicles ("Black Diamond vehicles"). Black Diamond Capital Management, L.L.C. ("Black Diamond") exercises investment discretion on behalf of investment advisory affiliates that serve as investment advisers to the Black Diamond vehicles. Mr. Deckoff is the Managing Principal of Black Diamond. Mr. Deckoff disclaims beneficial ownership over the shares, except to the extent of his pecuniary interest therein.
(3)	Includes 4,437,440 shares that are not outstanding as of the date of this report, but which may be acquired within 60 days after September 25, 2024 upon exercise of options.
(4)	Based on a report on Schedule 13G/A filed by the named person on February 9, 2024.

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Equity Compensation Plan Information

The table below presents information regarding securities authorized for issuance under equity compensation plans, including the CPS 2006 Long-Term Equity Incentive Plan, as of December 31, 2023.

Plan Category	Outstanding Options	Weighted average exercise price of Outstanding Options	Number of securities remaining available for future issuance under equity compensation plans
Plans approved by shareholders	8,124,940	$5.11	2,683,830
Plans not approved by shareholders	None	N/A	N/A
Total	8,124,940	$5.11	2,683,830

Chief Executive Officer Pay Ratio

The Dodd-Frank Reform and Consumer Protection Act includes a mandate that public companies disclose the ratio of the compensation of their Chief Executive Officer to their median employee (“CEO Pay Ratio”). The CEO Pay Ratio for 2023 is 58.6:1. We determined the CEO Pay Ratio by dividing the total 2023 compensation of the Chief Executive Officer as disclosed in the Summary Compensation Table by the total 2023 compensation of the median employee, using the same components of compensation as used in the Summary Compensation Table for the Chief Executive Officer.

We reviewed the compensation of all employees who were employed on December 31, 2023, and identified the median-compensated employee for the year then ended using 2023 W-2 gross wages. We then computed the ratio by reference to that employee’s total compensation for the year 2023, which was $68,282. The total compensation of the Chief Executive Officer Charles E. Bradley, Jr. in 2023 was $4,000,342.

Compensation Committee Interlocks and Insider Participation

During fiscal 2023, the Compensation Committee consisted of Mr. Wood (chairman), Mr. Grounds, and Mr. Roberts.  None of the members of the Compensation Committee is a present or past employee or officer of the Company or its subsidiaries. During fiscal 2023, none of our executive officers served on the board of directors or compensation committee of another company that had an executive officer who served on our Board or our Compensation Committee.

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PAY VERSUS PERFORMANCE

Pay versus Performance Chart

Pursuant to Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K , we are providing the following information for the four most recent fiscal years. The Compensation Committee did not consider the disclosures below in making its compensation decisions. For information on our compensation decisions and policies related to Company performance, see the “Compensation Discussion and Analysis” section above.

The following tables and related disclosures provide information about (i) the total compensation of our principal executive officer (“PEO”) and our non-PEO Named Executive Officers (collectively, the “NEOs”) as presented in the “Summary Compensation Table” (the “SCT”) section above, (ii) the “compensation actually paid” (“CAP”) to our PEO and our and non-PEO NEOs, as calculated pursuant to Item 402(v), (iii) certain financial performance measures, and (iv) the relationship of the CAP to those financial performance measures.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (1) (2)	Average Summary Compensation Table Total for Non-PEO NEOs (1)	Average Compensation Actually Paid to Non-PEO NEOs (1)(2)	Value of Initial Fixed $100 Investment Based On:		Net Income	Diluted EPS (4)
					Total Shareholder Return (3)	Peer Group Total Shareholder Return (3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$4,000,342	$4,586,692	$836,241	$998,575	$105.88	$197.35	$45,343,000	$1.80
2022	10,861,201	4,422,946	979,271	(33,768)	262.61	160.79	85,983,000	3.23
2021	4,690,660	10,294,090	1,023,185	2,586,673	351.63	191.16	47,524,000	1.84
2020	3,914,056	5,093,755	905,150	1,331,479	125.82	108.15	21,677,000	0.90

(1)	In each year identified, our PEO was Mr. Bradley. For the fiscal year ended December 31, 2023, our non-PEO NEOs were Mr. Lavin, Mr. Bharwani, Ms. Robinson, and Ms. Straten. For the fiscal year ended December 31, 2022, our non-PEO NEOs were Mr. Lavin, Mr. Bharwani, Ms. Robinson, Ms. Straten, and Mr. Fritz. For the fiscal years ended December 31, 2020 and 2021, our non-PEO NEOs were Mr. Fritz, Mr. Lavin, Ms. Robinson, and Ms. Straten.

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(2)	The table below describes adjustments made to the calculation of CAP in accordance with Item 402(v) of Regulation S-K, to the amounts previously reported in the SCT. The adjustments are as follows:

	PEO	PEO	PEO	PEO	Average for Non-PEO NEOs	Average for Non-PEO NEOs	Average for Non-PEO NEOs	Average for Non-PEO NEOs
Fiscal Year	2023	2022	2021	2020	2023	2022	2021	2020
Summary Compensation Table Total	$4,000,342	$10,861,201	$4,690,660	$3,914,056	$836,241	$979,271	$1,023,185	$905,150
Deduct Amounts Reported under the “Option Awards” in the SCT	–	(5,885,850)	(795,300)	(318,696)	–	(268,920)	(198,825)	(132,790)
Add the fair value as of the end of the covered fiscal year of all awards granted during the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year	–	(1,280,850)	1,836,900	357,120	–	(70,578)	459,225	148,800
Add the amount equal to the change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value (whether positive or negative) of any awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year	(187,830)	2,212,695	4,467,225	1,170,000	10,655	(798,133)	1,273,656	417,500
Add, for awards that are granted and vest in the same year, the fair value as of the vesting date	–	–	–	–	–	–	–	–
Add the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value (whether positive or negative) of any awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year	774,180	451,695	94,605	(28,725)	151,679	124,592	29,431	(7,181)
Subtract, for any awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year, the amount equal to the fair value at the end of the prior fiscal year	–	(1,935,945)	–	–	–	–	–	–
Compensation Actually Paid	$4,586,692	$4,422,946	$10,294,090	$5,093,755	$998,575	$(33,768)	$2,586,673	$1,331,479

(3)	Total Shareholder Return assumes $100 was invested in our common stock and in a peer group on December 31, 2019 and assumes the reinvestment of dividends and is cumulative for the measurement periods beginning on that date and ending on the last fiscal day in 2023, 2022, 2021, and 2020, respectively. The peer group is represented by the Nasdaq OMX Financial Services Index.

(4)	In the Company’s assessment as required by Item 402(v), Diluted EPS is the financial performance measure that is the most important financial performance measure (other than total shareholder return and net income) used by the Company for the most recently completed fiscal year to link CAP to performance.

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Relationship Between Compensation Actually Paid and Cumulative Total Shareholder Return (Company and Peer Group)

The graph below shows the relationship between (A) (i) the CAP to our PEO and the average CAP to the non-PEO NEOs, and (ii) the Company’s total shareholder returns, and (B) the Company’s total shareholder return versus the peer group’s total shareholder returns across the last four completed fiscal years.

Relationship Between Compensation Actually Paid and Net Income

The graph below shows the relationship between (i) the CAP to our PEO and the average CAP to the non-PEO NEOs, and (ii) the Company’s net income during the last four completed fiscal years.

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Relationship Between Compensation Actually Paid and Diluted EPS

The graph below shows the relationship between (i) the CAP to our PEO and the average CAP to the non-PEO NEOs, and (ii) the Diluted EPS.

Financial Performance Measures

In accordance with Item 402(v) of Regulation S-K below is an unranked list of financial performance measures which in our assessment represents the most important financial measures used by the Company to link CAP to the PEO and non-PEO NEOs for the most recently completed fiscal year.

Diluted EPS
Revenue
Net Interest Margin

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CERTAIN TRANSACTIONS

Subordinated Notes. The Company has offered and sold its subordinated notes in a continuous public offering. Executive officer Teri L. Robinson has purchased such notes directly from the Company in the offering, in each case on the same terms then offered to the public generally. The largest aggregate amount of principal outstanding on Ms. Robinson’s notes in 2023 was $540,578. The amount of principal outstanding on Ms. Robinson’s notes as of September 25, 2024 was $213,747. In 2023, the Company paid $950,548 of principal on such notes, which includes principal paid more than once due to the renewal of matured notes during the year. That same year, the Company paid $25,293 of interest at rates fixed at the time of purchase of each note. The interest rate on Ms. Robinson’s notes ranges from 4.9% to 7.90%.

Executive officer Steve Schween purchased such subordinated notes from the Company before he became an executive officer. The largest aggregate amount of principal outstanding on Mr. Schween’s note in 2023 was $665,460. The amount of principal outstanding as of September 25, 2024 was $665,460. In 2023, the Company paid $130,570 in interest at a rate fixed at the time of purchase of the note. The interest rate on the note is 12.25%.

Employment. Ms. Noel Jackson, the Company’s Vice President of Servicing, is the sister of Mr. Bradley, the Company’s chief executive officer and chairman of the board. For fiscal year 2023, Ms. Jackson received annual compensation of a base salary of $181,000 and was also eligible for an award under the Executive Management Bonus Plan which was approved by the Compensation Committee on April 10, 2024. Ms. Jackson’s employment with the Company was authorized by the Board of Directors and her base salary and Executive Management Bonus Plan award is reviewed and approved by the Compensation Committee on an annual basis.

Other Transactions. In October 2022, before Mr. Schween became an executive officer, a Limited Liability Company of which Mr. Schween is a member entered into a one-year contract with the Company to provide vehicle data services to the Company. The initial approximate dollar amount involved in the transaction and Mr. Schween’s interest in the transaction was $130,000. The contract was terminated in May 2023 and the actual dollar amount involved in the transaction and Mr. Schween’ s interest in the transaction was $80,000. On June 14, 2024, and as part of the Company’s stock repurchase program, the Company purchased directly from the Company’s chief executive officer, Charles E. Bradley, Jr., 50,000 shares of CPS common stock at the previous day’s market closing price of $8.98. The dollar amount involved in the transaction and Mr. Bradley’s interest in the transaction was $449,000. On September 10, 2024, the Company purchased an additional 70,000 shares of CPS common stock at the market closing price of $9.85 per share from Mr. Bradley, and Mr. Bradley’s interest in the transaction was $689,500.

Policy on Related Party Transactions and Director Independence. It is the Company's policy that transactions with related parties having a control or fiduciary relationship with the Company who personally benefit from such transactions may take place only if approved by the Audit Committee or by the members of the Board who are disinterested with respect to the transaction, and independent in accordance with the standards for director independence prescribed by Nasdaq.  Such policy is maintained in writing in the charter of the Audit Committee.  The Audit Committee has given general approval to executive officer purchases of subordinated notes that are on terms and rates then available to the public, including the purchases by Ms. Robinson. The transactions with Mr. Schween were not subject to approval because they were entered into before Mr. Schween was an executive officer. The repurchases by the Company from Mr. Bradley were made pursuant to the Company's stock repurchase program but were not preapproved. The Audit Committee subsequently ratified the Company’s transactions with Mr. Bradley.

The nine directors of the Company following the Annual Meeting will be (assuming the election of each of the nominees named in this proxy statement) Charles E. Bradley, Jr., Steven H. Deckoff, Louis M. Grasso, William W. Grounds, Brian J. Rayhill, William B. Roberts, James E. Walker III, Gregory S. Washer, and Daniel S. Wood, of whom Messrs. Rayhill, Grasso, Washer, and Wood compose the Audit Committee. The Board has concluded that other than Mr. Bradley (who is the Company’s Chief Executive Officer), each of the other nominees is independent in accordance with the director independence standards prescribed by Nasdaq, and has determined that none of them has a material relationship with the Company that would impair his independence from management or otherwise compromise his ability to act as an independent director.

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FURTHER INFORMATION RELATING TO THE ANNUAL MEETING

Voting of Shares

The Board recommends that an affirmative vote be cast in favor of each of the nominees and proposals listed on the proxy card. The Board knows of no other matters that may be brought before the Annual Meeting which require submission to a vote of the shareholders. If any other matters are properly brought before the meeting, however, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters to the extent permitted by Rule 14a-4(c) of the Exchange Act.

Votes cast in person or by proxy at the Annual Meeting will be tabulated by the Inspector of Elections with the assistance of the Company’s transfer agent. The Inspector of Elections will also determine whether or not a quorum is present. In general, California law provides that a quorum consists of a majority of the shares entitled to vote, represented either in person or by proxy, that is, a minimum of 10,350,828 shares of the 20,701,654 shares outstanding at the Record Date.

You are entitled to one vote per share on each matter other than election of directors. As to election of directors, you may cumulate votes and give any nominee an aggregate number of votes equal to the number of directors to be elected (nine) times the number of your shares, or distribute that number of votes among as many nominees as you see fit. However, no one will be entitled to cumulate votes for any nominee unless the nominee’s name has been placed in nomination prior to the voting and the shareholder wishing to cumulate votes has given notice at the Annual Meeting prior to the voting of his intention to cumulate votes. If anyone has given such notice, all shareholders may cumulate their votes for nominees. We are seeking discretionary authority to cumulate votes of shares represented by proxies. The nine persons properly placed in nomination at the meeting and receiving the most affirmative votes will be elected as directors.

Approval of each of the other proposals requires the affirmative vote of a majority of those shares voting on the proposal, provided that such affirmative votes are at least a majority of the required quorum, that is, the affirmative votes must be greater than the negative votes, and must be no less than 5,175,415. Provided that at least the minimum number of affirmative votes are cast in favor of such proposals, an abstention will have no effect on the outcome; however, if less than 5,175,415 affirmative votes are cast in favor of such proposals, then each abstention will have an effect equivalent to that of a negative vote.

The Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as not voting for purposes of determining the approval of any matter submitted to the shareholders for a vote. Any proxy that is returned using the form of proxy enclosed and that is not marked as to a particular item will be voted “FOR” the director nominees named in this proxy statement, “FOR” ratification of Crowe as the Company’s auditors for the year 2024, “FOR” the approval, by non-binding vote, of executive compensation; and will be deemed to grant discretionary authority to vote upon any other matters properly coming before the Annual Meeting, including procedural matters such as a recess or adjournment. We believe that brokers holding shares for their customers in general will not be permitted to vote without instruction from their customers on any proposal other than ratification of the selection of independent auditors. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will be considered as abstentions with respect to that matter, and will have the effect of abstentions as described above. While there is no definitive specific statutory or case law authority in California concerning the proper treatment of abstentions and broker non-votes, the Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in California concerning voting of shares and determination of a quorum.

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Shareholder Nominations and Proposals

Under Rule 14a-8, in order to be considered for inclusion in our proxy statement and form of proxy for the 2025 Annual Meeting, any proposals by shareholders intended to be presented at such meeting must be received by the Secretary of the Company at 3800 Howard Hughes Parkway, Suite 1400, Las Vegas, Nevada 89169 no later than 120 calendar days before the date our proxy statement was released to shareholders in connection with the 2024 Annual Meeting. However, if the date of the 2025 Annual Meeting is changed by more than 30 calendar days from the date of the 2024 Annual Meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials for the 2025 Annual Meeting.  In addition, such proposals must comply with Rule 14a-8 adopted under the Exchange Act, which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials. We strongly encourage shareholders who wish to submit a proposal or nomination to seek independent counsel. The Company will not consider any proposal or nomination that is not timely or otherwise does not meet the Bylaws and Rule 14a-8 requirements. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Under Rule 14a-19, notice of any director nomination or other proposal that a shareholder intends to present at the 2025 Annual Meeting, but do not intend to have included in the proxy statement and form of proxy relating to the 2025 Annual Meeting, must be delivered to the Secretary of the Company by mail at the address given above, no later than September 13, 2025, which is 60 calendar days prior to the anniversary of the 2024 Annual Meeting. However, if the date of the meeting has changed by more than 30 calendar days from the date of the 2024 Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2025 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2025 Annual Meeting is first made by us. The proxy we solicit for the 2025 Annual Meeting will confer discretionary authority on the Company’s proxies to vote on any proposal presented by a shareholder at that meeting for which we have not been provided with such notice.

Availability of Annual Report on Form 10-K

The Company has filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Shareholders can also access this proxy statement at www.consumerportfolio.com/AnnualMeeting2024.html and the Company’s Annual Report on Form 10-K at www.consumerportfolio.com/2024Form10K.html. Shareholders may also obtain, without charge, a copy of the Company’s annual report on Form 10-K, upon written request. Any such request should be directed to “Corporate Secretary, Consumer Portfolio Services, Inc., 3800 Howard Hughes Parkway, Suite 1400, Las Vegas, Nevada 89169.” We will provide copies of exhibits to the Annual Report on Form 10-K, if requested, but will charge a reasonable fee per page to any requesting shareholder. The request must include a representation by the shareholder that as of September 25, 2024, the shareholder was entitled to vote at the Annual Meeting.

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as brokers, banks, trustees and other nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A number of banks, brokers, trustees and other nominees with account holders who are our shareholders may be householding our proxy materials. A single notice of annual meeting, proxy statement and annual report may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from one or more of the affected shareholders. Once you have received notice from your bank, broker, trust or other nominee that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate notice of annual meeting, proxy statement, and annual report, please notify your bank, broker, trust or other nominee and direct your request to c/o the Secretary of the Company at the Company’s principal executive office. Shareholders who currently receive multiple copies of this proxy statement at their address and would like to request householding of their communications should contact their bank, broker, trust or other nominee.

Other Matters

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the associated proxy to vote on such matters in accordance with their best judgment.

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0

CONSUMER PORTFOLIO SERVICES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of CONSUMER PORTFOLIO SERVICES, INC., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement with respect to the Annual Meeting of Shareholders of Consumer Portfolio Services, Inc. to be held at the offices of said corporation at 3800 Howard Hughes Parkway, Las Vegas, NV 89169 on November 12, 2024, at 10:00 a.m., and hereby appoints Charles E. Bradley, Jr. and Christopher Terry, and each of them, proxies and attorneys-in-fact, each with power of substitution and revocation, and each with all powers that the undersigned would possess if personally present, to vote the Consumer Portfolio Services, Inc. Common Stock of the undersigned at such meeting and any postponements or adjournments of such meeting, as set forth on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

(Continued and to be signed on the reverse side)

1.1 14475

ANNUAL MEETING OF SHAREHOLDERS OF

CONSUMER PORTFOLIO SERVICES, INC.

November 12, 2024

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, proxy statement, proxy card, and any additional proxy materials are available at www.consumerportfolio.com/AnnualMeeting2024.html

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

20930300000000000000 7 111224

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. To ratify the appointment of Crowe LLP as independent auditors of the Company for the year ending December 31, 2024.	☐	☐	☐
3. To approve an advisory resolution on executive compensation.	☐	☐	☐

4. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, IT WILL BE VOTED "FOR" ALL THE NOMINEES LISTED FOR THE ELECTION OF DIRECTORS, AND "FOR" PROPOSALS 2 AND 3. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ALL ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS CARD.

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

32

ANNUAL MEETING OF SHAREHOLDERS OF

CONSUMER PORTFOLIO SERVICES, INC.

November 12, 2024

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-201-299-4446** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, proxy statement, proxy card, and any additional proxy materials are available at www.consumerportfolio.com/AnnualMeeting2024.html

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20930300000000000000 7 111224

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. To ratify the appointment of Crowe LLP as independent auditors of the Company for the year ending December 31, 2024.	☐	☐	☐
3. To approve an advisory resolution on executive compensation.	☐	☐	☐

4. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, IT WILL BE VOTED "FOR" ALL THE NOMINEES LISTED FOR THE ELECTION OF DIRECTORS, AND "FOR" PROPOSALS 2 AND 3. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ALL ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS CARD.

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.